UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  August 14, 2008

MEDecision, Inc.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation or Organization)	001-33191 (Commission File Number)	23-2530889 (I.R.S. Employer Identification Number)

601 Lee Road, Chesterbrook Corporate Center Wayne, Pennsylvania (Address of Principal Executive Offices)	19087 (Zip Code)

(610) 540-0202

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Introductory Note

At a special meeting of the shareholders of MEDecision, Inc., a Pennsylvania corporation (the “Company”), held on August 14, 2008, the Company’s shareholders (i) adopted the Agreement and Plan of Merger, dated as of June 17, 2008, among the Company, Health Care Service Corporation, a Mutual Legal Reserve Company, an Illinois corporation (“HCSC”), and Mercury Acquisition Corp., a Pennsylvania corporation and a wholly-owned subsidiary of HCSC (“Merger Sub”), and (ii) approved the merger of Merger Sub with and into the Company (the “Merger”).  The Merger and the transactions contemplated by the Merger Agreement were consummated at 12:01 a.m. on August 15, 2008 (the “Effective Time”).  Pursuant to the Merger Agreement, at the Effective Time, each outstanding share of common stock of the Company, no par value per share (“Common Stock”), other than shares of the Company’s common stock held in treasury or owned directly or indirectly by HCSC or Merger Sub, was converted into the right to receive an amount in cash equal to $7.00, without interest and less any applicable withholding taxes.

Item 1.02.  Termination of a Material Definitive Agreement

On August 14, 2008, the Company and MEDecision Investments, Inc. entered into a letter agreement (“Letter Agreement”) with Silicon Valley Bank terminating the Second Amended and Restated Loan and Security Agreement dated December 12, 2007 between MEDecision, Inc., MEDecision Investments, Inc., and Silicon Valley Bank upon payment in full by the Company to Silicon Valley Bank of amounts aggregating $7,611.50 (inclusive of an early termination fee equal to $6,500), pursuant to the terms of the Letter Agreement.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in the “Introductory Note” above and Item 5.01 below, in this Current Report is incorporated by reference herein.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the “Introductory Note” above in this Current Report is incorporated by reference herein.  In connection with the consummation of the Merger, the Company (i) notified the NASDAQ Stock Market (“NASDAQ”) on August 14, 2008 that, at the Effective Time, each issued and outstanding share of Common Stock of the Company, other than shares of the Company’s common stock held in treasury or owned directly or indirectly by HCSC or Merger Sub, will be converted into the right to receive $7.00 in cash, without interest, (ii) requested that NASDAQ suspend trading of the Company’s Common Stock on NASDAQ as of the Effective Time, and (iii) requested that NASDAQ file with the Securities and Exchange Commission an application on Form 25 to report that the shares of common stock of the Company are no longer listed on NASDAQ. Pursuant to such requests, trading of the Company’s common stock was suspended as of the Effective Time and NASDAQ filed an application with the Securities and Exchange Commission on Form 25 to report that the shares of common stock of the Company are no longer listed on NASDAQ.

Item 3.03. Material Modification to Rights of Security Holders

Pursuant to the Merger, at the Effective Time, each outstanding share of Common Stock of the Company was converted into the right to receive an amount in cash equal to $7.00, without interest and less any applicable withholding taxes.

Item 5.01. Changes in Control of Registrant

The information set forth in the “Introductory Note” above in this Current Report is incorporated by reference herein.  As a result of the Merger, the Company became a wholly-owned subsidiary of HCSC.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

In connection with the consummation of the Merger and in accordance with the Merger Agreement, each of the directors of the Company, David St.Clair, Timothy Wallace, Paul E. Blondin, Elizabeth A. Dow and Thomas R. Morse resigned from the board of directors of the Company, effective immediately prior to the Effective Time. Pursuant to the Merger Agreement, the directors of Merger Sub became the directors of the Company upon the Effective Time.

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Merger, the Company’s amended and restated articles of incorporation and second amended and restated bylaws were amended and restated, effective August 15, 2008. A copy of the Company’s Amended and Restated Articles of Incorporation is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.  A copy of the Company’s Third Amended and Restated Bylaws is attached as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.  Other Events

On August 15, 2008, the Company issued a press release announcing that (i) at the special meeting of the Company’s shareholders held on August 14, 2008, the shareholders of the Company adopted the Merger Agreement and approved the Merger and the other transactions contemplated by the Merger Agreement, and (ii) the Merger was consummated.  A copy of the press release is attached to this Current Report as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d)	The following exhibits are furnished with this report on Form 8-K:

3.1 3.2 99.1	Amended and Restated Articles of Incorporation of MEDecision, Inc. Third Amended and Restated Bylaws of MEDecision, Inc. Press Release of MEDecision, Inc. issued on August 15, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDECISION, INC.

Date: August 15, 2008	By:	/s/ Carl E. Smith
		Name:	Carl E. Smith
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

3.1 3.2 99.1	Amended and Restated Articles of Incorporation of MEDecision, Inc. Third Amended and Restated Bylaws of MEDecision, Inc. Press Release of MEDecision, Inc. issued on August 15, 2008